EXHIBIT 99.1

iMergent Appoints Clint Sanderson President and COO and Steve Mihaylo Chairman of the Board of Directors

TEMPE, Ariz., Nov. 11, 2010 (GLOBE NEWSWIRE) -- iMergent, Inc. (AMEX:IIG), a leading provider of eCommerce software, site development, web hosting and search engine optimization for businesses and entrepreneurs today announced that it has appointed Clint Sanderson as its President and Chief Operating Officer (COO). The Board of Directors also voted to name Steven G. Mihaylo as Chairman of the Board of Directors in addition to his role as Chief Executive Officer.

Sanderson, 39, has been a member of the iMergent management team since 2002, serving in roles of increasing responsibility, and has served as President of the StoresOnline and Crexendo divisions since February 2009. Prior to joining StoresOnline, Sanderson served as director of sales for two enterprise software companies.  Sanderson also serves on the Board of Directors of the American Lung Association of Utah and is a member of the Utah chapter of the Young Presidents Organization (YPO).  Sanderson received a Bachelor of Science Degree in business from Brigham Young University.

Steven G. Mihaylo, iMergent's chief executive officer, stated, "I have worked closely with Clint since I joined iMergent two years ago and he has been a full partner in working with our entire management team to transform the Company's StoresOnline division to a Software as a Service (SaaS) model.  The board's decision to elevate Clint to president and Chief Operating Officer is well earned and I support it fully. I am looking forward to working with Clint in the future to execute our plans to broaden the delivery of the Company's web software tools and web marketing services worldwide and the planned introduction of our telecommunications services and related network services, in the first quarter of 2011, to enterprise customers. It is my belief that the execution of these plans will lead to increased shareholder value in 2011 and beyond."

About iMergent

iMergent provides eCommerce solutions to entrepreneurs and businesses enabling them to market and sell their products or ideas via the Internet. The company sells Software as a Service (SaaS), web marketing and training services which help users implement Internet strategies to allow entrepreneurs and businesses to market and sell their products, accept online orders, analyze marketing performance and manage pricing and customers over the Internet. In addition to software and training, iMergent offers site development, web hosting and search engine optimization (SEO). iMergent, StoresOnline and Crexendo Business Solutions, Inc. are trademarks of iMergent, Inc.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about iMergent or its officers, (i) transforming the Company's StoresOnline division to a Software as a Service (SaaS) model; (ii) broadening the delivery of the Company's web software tools and web marketing services (iii) the planned introduction of telecommunications services and related network services, in the first quarter of 2011, to enterprise customers and (iv) that these plans will lead to increased shareholder value in 2011 and beyond.

For a more detailed discussion of risk factors that may affect iMergent's operations and results, please refer to the Company's Form 10- KT for the six months ended December 31, 2009 and the Company's forms 10Q for the periods ended March 31, 2010, June 30, 2010 and September 30, 2010. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CONTACT:	iMergent, Inc.
Steven G. Mihaylo
(775) 530-3955